                                                                      Exhibit 11


                  @TRACK COMMUNICATIONS, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                                Three months ended
                                                                                     March 31,
                                                                         -------------------------------
                                                                            2002                2001
                                                                         -----------         -----------
Net loss applicable to common stockholders:
      Net loss                                                           $(4,425,000)        $(5,582,000)

Weighted average number of shares outstanding:
   Weighted average number of shares outstanding,
     net of treasury shares - Basic EPS                                   48,056,973          25,326,829
   Additional weighted average shares for
     assumed exercise of stock options, net
     of shares assumed to be repurchased with
     exercise proceeds                                                            --                  --
                                                                         -----------         -----------
Weighted average number of shares outstanding,
     net of treasury shares - Diluted EPS                                 48,056,973          25,326,829
                                                                         ===========         ===========
Net loss per common share applicable to common stockholders:

   Basic  EPS                                                            $     (0.09)        $     (0.22)
                                                                         ===========         ===========
   Diluted EPS                                                           $     (0.09)        $     (0.22)
                                                                         ===========         ===========